AMENDED INDEPENDENT CONTRACTOR CONSULTANCY AGREEMENT

     This Amended Independent Contractor Consultancy Agreement (the “Agreement”) made and entered into as of January 30, 2012 (the “Effective Date”) by and between Ross Stores, Inc. (“Company”) and Norman A. Ferber, an individual (“Contractor”), amends the Amended and Restated Independent Contractor Consultancy Agreement entered into by the Company and Contractor effective as of January 6, 2010 (the “Prior Agreement”) as follows:

1.	Paragraph 2.1 of the Prior Agreement is deleted in its entirety and replaced with the following new Paragraph 2.1:

	2.1	Fees. Company will pay Contractor an annual fee for services rendered in the amount of $1,323,000, payable in equal monthly installments on or before the tenth day of each month during the Term (as defined herein).

2.	The first two sentences of Paragraph 2.3 of the Prior Agreement are deleted in their entirety and replaced with the following new first two sentences of Paragraph 2.3:

	2.3	Life Insurance. Company will pay directly to Contractor the amount necessary to cover the aggregate premium payments for the period from June 1, 2012 through May 31, 2016 (the “Remaining Insured Period”) for the existing life insurance policy on the life of Contractor (the policy issued for the benefit of the Norman A. Ferber and Rosine Ferber 2001 Insurance Trust or as otherwise designated by Contractor), with a death benefit in the amount of $2,000,000 (the “Policy”). Company acknowledges and agrees that it has paid all the applicable premiums on the Policy through June 1, 2012 and shall pay amounts each year during the Remaining Insured Period equal to that year’s premiums on the Policy through May 31, 2016.

3.	The first sentence of Paragraph 8.1 of the Prior Agreement is deleted in its entirety and replaced with the following new first sentence of Paragraph 8.1:

	8.1	Term. This Agreement is effective as of the Effective Date and will continue until May 31, 2016 (such date, the “Termination Date” and such period, the “Term”).

4.	Except as so amended, the Prior Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the first date first above written.

Company: ROSS STORES, INC.		Contractor:

By:
	George P. Orban	Norman A. Ferber
Chairman, Compensation
Committee